As filed with the Securities and Exchange Commission on February 10, 1998
                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                               CONECTIV, INC.
             (Exact name of registrant as specified in charter)

                               -----------------


        Delaware                                                                                         51-0377417
(State of Incorporation)                                                                     (IRS Employer Identification No.)

                                                   800 King Street
                                                Wilmington, DE  19899
                                               Attn:  Barbara S. Graham
                                                    (302) 429-3448
                             (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)
                                               -----------------------


         Barbara S. Graham                                                                         James E. Franklin II, Esq.
             President                                                                           General Counsel and Secretary
              Conectiv                                                                                      Conectiv
          800 King Street                                                                            6801 Black Horse Pike
       Wilmington, DE  19899                                                                     Egg Harbor Township, NJ  08234
           (302) 429-3448                                                                                (609) 645-4420
                                        (Names, addresses and telephone numbers, including
                                                area codes, of agents for service)
                                                     -----------------------
                                                           Copies to:
       Douglas W. Hawes, Esq.                                                                         James M. Cotter, Esq.
       Steven H. Davis, Esq.                                                                        Vincent Pagano, Jr., Esq.
  LeBoeuf, Lamb, Greene & MacRae,                                                                   Simpson Thacher & Bartlett
               L.L.P.                                                                                  425 Lexington Avenue
        125 West 55th Street                                                                         New York, new York 10017
      New York, New York 10019

                             -----------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective. The issuance of securities shall occur when all other conditions to the merger of DS Sub, Inc. (a Delaware corporation and a wholly owned transitory subsidiary of the Registrant established solely to effectuate such merger)
     with and into Delmarva Power & Light Company (the "Delmarva Merger") and
     the merger of Atlantic Energy, Inc., a New Jersey corporation, with and into the Registrant (the "Atlantic Merger" and, together with the Delmarva
     Merger, the "Mergers") pursuant to the Agreement and Plan of Merger (the
     "Merger Agreement") described in the Prospectus forming a part of the S-4
     Registration Statement filed by Conectiv, Inc. on December 26, 1996 (File
     No. 333-18843, have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /X/
     333-18843

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
                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
Title of Each Class of        Amount to be            Proposed Maximum           Proposed Maximum       Amount of Registration
   Securities to be            Registered           Offering Pricing Per        Aggregate Offering             Fee (1)
      Registered                                          Share (1)                 Price (1)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock
($.01 par value)              800,000 shares                $21.75                 $17,400,000.00              $5,133.00
================================================================================================================================

(1) The proposed maximum offering price per share and in the aggregate have been estimated solely for the purposes of computing the registration fee. Pursuant to Rule 457(c) and 457(f)(1), the registration fee has been calculated based on the average of the high and low prices for the Common Stock of Delmarva Power & Light Company (the higher priced stock of the two companies combining to form Conectiv) on February 5, 1998, as reported on the New York Stock Exchange Composite Tape.
                             -----------------------
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
This registration statement is being filed with respect to the registration of additional securities for an offering pursuant to Rule 462(b)(3) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-18843) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on February 10, 1998.

CONECTIV, INC.

By: /s/ Barbara S. Graham

Name: Barbara S. Graham
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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
               SIGNATURE                                   TITLE                                  DATE
 /s/ Barbara S. Graham                  Director and President                             February 10, 1998
 ---------------------                  (Principal Executive Officer and Principal
 (Barbara S. Graham)                    Financial Officer)


 /s/ Michael J. Barron                  Director                                           February 10, 1998
 ---------------------
 (Michael J. Barron)

 /s/ James P. Lavin                     Vice President                                     February 10, 1998
 ------------------                     (Principal Accounting Officer)
 (James P. Lavin)

EXHIBIT INDEX

EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT
------                    ----------------------
5 (a)    ---     Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., with respect to the securities being registered hereunder

5 (b)    ---     Opinion of Simpson Thacher & Bartlett, with respect to the securities being registered hereunder

23 (a)   ---     Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.(included in Exhibit 5 (a))

23 (b)   ---     Consent of Simpson Thacher & Bartlett (included in Exhibit 5 (b))
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